UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2007

WSB Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	00133188	203153598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

607 Pacific Ave., PO Box 405 , Bremerton, Washington		98337
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	360.475.9374

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The Registrant hereby furnishes its September 21, 2007 press release, attached as Exhibit 99.1.

(a) By mutual agreement, effective September 20, 2007, the Registrant and Brett Green, Executive Vice President of Sales and Lending, have terminated Mr. Green’s Employment Agreement, entered into on September 27, 2006. The terms of Mr. Green’s departure include payment of his Base Compensation through December 31, 2007.

Item 2.05 Costs Associated with Exit or Disposal Activities.

(a) The Registrant announced September 21, 2007, that it is eliminating 33 jobs in its mortgage division. The date of the Registrant’s commitment to the course of action and the facts and circumstances leading to the action are set forth in the press release attached as Exhibit 99.1. The action is expected to be completed on October 15, 2007.

(b) The Registrant will incur one-time termination expenses not to exceed $200,000.

(c) The total amount expected to be incurred in connection with the action will not exceed $200,000.

(d) The Registrant does not expect the action will result in future cash expenditures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Registrant announced that Brett Green, Executive Vice President of Sales and Lending, is leaving the company.

Item 8.01 Other Events.

The Registrant is eliminating 33 jobs in its mortgage division.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press Release issued by WSB Financial Group, Inc. dated September 21, 2007.

The information in this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSB Financial Group, Inc.

September 21, 2007	By:	David K. Johnson

Name: David K. Johnson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by WSB Financial Group, Inc. dated September 21, 2007.